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                                                                     EXHIBIT 4.2

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                                     ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS


            NUMBER                                                                                     SHARES


                                           BINDVIEW DEVELOPMENT CORPORATION
                                                   COMMON STOCK
                 THE CORPORATION IS AUTHORIZED TO ISSUE 1,000,000 SHARES COMMON STOCK - NO PAR VALUE


THIS CERTIFIES THAT SPECIMEN is the owner of _____________________________ fully paid and non-assessable Shares of the Common Stock of BINDVIEW DEVELOPMENT CORPORATION
transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated
      --------------------------------------------

                                                                        --------------------------------------------------------
                                                                                               PRESIDENT

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